BERGSTROM CAPITAL CORPORATION

                                   FORM N-SAR

                           For Period Ending 12/31/97

                            File Number (c) 811-1641
                             Attachments Per Item 77


Sub-Item 77C. Matters submitted to a vote of security holders:

        (a) The annual meeting of stockholders was held on November 3, 1997.


        (b)  The following directors were elected at the meeting-
               Erik E. Bergstrom, George Cole Scott, and William
               H. Sperber.

               The following directors are the other directors now in office William L. McQueen and Norman R. Nielsen.



        (c)  Other matters voted upon at the meeting:

                                                  Affirmative      Negative
                                                   Votes Cast     Votes Cast


               (1)  Ratification of
                      selection of
                      independent
                      accountants.                 959,484             3,057


	(d)  None.